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 TYPE:  EX-23
 DESCRIPTION:  EXHIBIT 23.2 CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Creative Host Services, Inc.
San Diego, California



We consent to the incorporation by reference of our Independent Auditors' Report dated March 17, 2000, on the financial statements of Creative Host Services, Inc. for the year ended December 31, 1999, and to the reference to us as experts, in the Registration Statement on Form S-3, filed with the Securities and Exchange Commission on July 7, 2000.



/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS



Santa Monica, California
July 7, 2000